EXHIBIT 11
                CAPITAL BANCORP AND SUBSIDIARIES
               CALCULATION OF EARNINGS PER SHARE

                                          Six Months Ended
                                               June 30,
                                    -------------------------------
Primary                                  1996              1995
- -------                              -----------       -----------
Weighted average number of
     common shares outstanding        7,461,725           7,157,854
Common equivalent shares
     outstanding - options              656,585             271,797
                                    -----------         -----------
Total common and common
     equivalent shares outstanding    8,118,310           7,429,651
                                    ===========         ===========
Net income                          $ 9,567,000         $ 7,661,000
                                    ===========         ===========
Primary earnings per share          $      1.18         $      1.03
                                    ===========         ===========

Fully diluted
- -------------
Weighted average number of
     common shares outstanding        7,461,725           7,157,854
Common equivalent shares
     outstanding - options              656,585             271,797
                                    -----------         -----------
Total common and common
     equivalent shares outstanding    8,118,310           7,429,651
                                    ===========         ===========
Net income                          $ 9,567,000         $ 7,661,000
                                    ===========         ===========
Fully diluted earnings per share    $      1.18         $      1.03
                                    ===========         ===========


                                         Three Months Ended
                                             June 30,
                                  -------------------------------


Primary                               1996                  1995
- -------                            -----------         -----------
Weighted average number of
     common shares outstanding     7,465,568           7,162,876
Common equivalent shares
     outstanding - options           651,670             267,174
                                 -----------         -----------
Total common and common
  equivalent shares outstanding    8,117,238           7,430,050
                                 ===========         ===========
Net income                       $ 5,165,000         $ 3,972,000
                                 ===========         ===========
Primary earnings per share       $       .64         $       .53
                                 ===========         ===========

Fully diluted
- -------------
Weighted average number of
     common shares outstanding     7,465,568           7,162,876
Common equivalent shares
     outstanding - options           651,670             267,174
                                 -----------         -----------
Total common and common
   equivalent shares outstanding   8,117,238           7,430,050
                                 ===========         ===========
Net income                       $ 5,165,000         $ 3,972,000
                                 ===========         ===========
Fully diluted earnings per share $       .64         $       .53
                                 ===========         ===========